AMENDED AND RESTATED TRANSFER, DIVIDEND DISBURSING,
                SHAREHOLDER SERVICE AND PLAN AGENCY AGREEMENT


         THIS AGREEMENT effective as of December 20, 2001 by and between TOUCHSTONE INVESTMENT TRUST, a Massachusetts business trust (the "Trust"), and INTEGRATED FUND SERVICES, INC., an Ohio corporation (the "T/A").

                                WITNESSETH THAT:

         WHEREAS, the Trust desires to appoint the T/A as its transfer agent, dividend disbursing agent, shareholder service agent, plan agent and shareholder purchase and redemption agent, and the T/A is willing to act in such capacities upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       APPOINTMENT OF TRANSFER AGENT.
                  -----------------------------

                  The T/A is hereby appointed transfer agent for the shares of the Trust and dividend disbursing agent for the Trust and shall also act as plan agent, shareholder service agent and purchase and redemption agent for shareholders of the Trust, and the T/A accepts such appointment and agrees to act in such capacities under the terms and conditions set forth herein.

         2.       DOCUMENTATION.
                  -------------

         The Trust will furnish from time to time the following documents:

                  A. Each resolution of the Board of Trustees of the Trust authorizing the original issue of its shares;

                  B. Each Registration Statement filed with the Securities and Exchange Commission ("SEC") and amendments thereof;

                  C. A certified copy of each amendment to the Declaration of Trust and the By-Laws of the Trust;

                  D. Certified copies of each resolution of the Board of Trustees authorizing officers to give instructions to the T/A;

                  E. Specimens of all new forms of share certificates accompanied by Board of Trustees' resolutions approving such forms;

                  F. Such other certificates, documents or opinions which the T/A may, in its discretion, deem necessary or appropriate in the proper performance of its duties;

                  G. Copies of all Underwriting and Dealer Agreements in effect;

                  H. Copies of all Administration Agreements and Investment Advisory Agreements in effect;

                  I. Copies of all documents relating to special investment or withdrawal plans which are offered or may be offered in the future by the Trust and for which the T/A is to act as plan agent.

         3.       T/A TO RECORD SHARES.
                  --------------------

                  The T/A shall record issues of shares of the Trust and shall notify the Trust in case any proposed issue of shares by the Trust shall result in an over-issue as defined by Section 8-104(2) of the Uniform Commercial Code, as provided in Article 8 of the Uniform Commercial Code, Ohio Revised Code, paragraph 1308.01 et. seq., and in case any issue of shares would result in such an over-issue, shall refuse to credit said shares and shall not countersign and issue certificates for such shares. Except as provided in Article 8 of said Uniform Commercial Code and in Section 4 of this Agreement and as specifically agreed in writing from time to time between the T/A and the Trust, the T/A shall have no obligation, when countersigning and issuing and/or crediting shares, to take cognizance of any other laws relating to issue and sale of such shares.

         4.       T/A TO VALIDATE TRANSFERS.
                  -------------------------

                  Upon receipt of a proper request for transfer and upon surrender to the T/A of certificates, if any, in proper form for transfer, the T/A shall approve such transfer and shall take all necessary steps to effectuate the transfer as indicated in the transfer request. Upon approval of the transfer, the T/A shall notify the Trust in writing of each such transaction and shall make appropriate entries on the shareholder records maintained by the T/A.

         5.       SHARE CERTIFICATES.
                  ------------------

                  If the Trust authorizes the issuance of share certificates, the Trust shall supply the T/A with a sufficient supply of blank share certificates and from time to time shall renew such supply upon request of the T/A. Such blank share certificates shall be properly signed, manually or, if authorized by the Trust, by facsimile; and notwithstanding the death, resignation or removal of any officers of the Trust authorized to sign share certificates, the T/A may continue to countersign certificates which bear the manual or facsimile signature of such officer until otherwise directed by the Trust.

         6.       LOST OR DESTROYED CERTIFICATES.
                  ------------------------------

                  In case of the alleged loss or destruction of any share certificate, no new certificate shall be issued in lieu thereof, unless there shall first be furnished an appropriate bond satisfactory to T/A and the Trust, and issued by a surety company satisfactory to the T/A and the Trust.

         7.       RECEIPT OF FUNDS.
                  ----------------

                  Upon receipt of any check or other instrument drawn or endorsed to it as agent for, or identified as being for the account of, the Trust or Touchstone Securities, Inc. as underwriter of the Trust (the "Underwriter"), the T/A shall stamp the check or instrument with the date of receipt, determine the amount thereof due the Trust and the Underwriter, respectively, and shall forthwith process the same for collection. Upon receipt of notification of receipt of funds eligible for share purchases and payment of sales charges in accordance with the Trust's then current prospectus and statement of additional information, the T/A shall notify the Trust, at the close of each business day, in writing of the amounts of said funds credited to the Trust and deposited in its account with the Custodian, and shall similarly notify the Underwriter of the amounts of said funds credited to the Underwriter and deposited in its account with its designated bank.

         8.       PURCHASE ORDERS.
                  ---------------

                  Upon receipt of a check or other order for the purchase of shares of the Trust, accompanied by sufficient information to enable the T/A to establish a shareholder account, the T/A shall, as of the next determination of net asset value after receipt of such order in accordance with the Trust's then current prospectus and statement of additional information, compute the number of shares due to the shareholder, credit the share account of the investor, subject to collection of the funds, with the number of shares so purchased, shall notify the Trust in writing or by computer report at the close of each business day of such transactions and shall mail to the investor and/or dealer of record a notice of such credit when requested to do so by the Trust.

         9.       ISSUE OF SHARE CERTIFICATES.
                  ---------------------------

                  If the Trust authorizes the issuance of share certificates and an investor requests a share certificate, the T/A will countersign and mail, by insured first class mail, a share certificate to the investor at his address as set forth on the transfer books of the Trust, subject to any other instructions for delivery of certificates representing newly purchased shares and subject to the limitation that no certificates representing newly purchased share shall be mailed to the investor until the cash purchase price of such shares has been collected and credited to the account of the Trust maintained by the Custodian.



         10.      RETURNED CHECKS.
                  ---------------

                  In the event that the T/A is notified by the Trust's Custodian that any check or other order for the payment of money is returned unpaid for any reason, the T/A will:

                  A. Give prompt notification to the Trust and the Underwriter of the non-payment of said check;

                  B. In the absence of other instructions from the Trust or the Underwriter, take such steps as may be necessary to redeem any shares purchased on the basis of such returned check and cause the proceeds of such redemption plus any dividends declared with respect to such shares to be credited to the account of the Trust and to request the Trust's Custodian to forward such returned check to the person who originally submitted the check;

                  C. Notify the Trust of such actions and correct the Trust's records maintained by the T/A pursuant to this Agreement.

         11.      SALES CHARGE.
                  ------------

                  In computing the number of shares to credit to the account of a shareholder pursuant to Paragraph 8 hereof, the T/A will calculate the total of the applicable Underwriter and dealer of record sales charges with respect to each purchase as set forth in the Trust's current prospectus and statement of additional information and in accordance with any notification filed with respect to combined and accumulated purchases; the T/A will also determine the portion of each sales charge payable by the Underwriter to the dealer of record participating in the sale in accordance with such schedules as are from time to time delivered by the Underwriter to the T/A; provided, however, the T/A shall have no liability hereunder arising from the incorrect selection by the T/A of the gross rate of sales charges except that this exculpation shall not apply in the event the rate is specified by the Underwriter or the Trust and the T/A fails to select the rate specified.

         12.      DIVIDENDS AND DISTRIBUTIONS.
                  ---------------------------

                  The Trust shall furnish the T/A with appropriate evidence of trustee action authorizing the declaration of dividends and other distributions. The T/A shall establish procedures in accordance with the Trust's then current prospectus and statement of additional information and with other authorized actions of the Trust's Board of Trustees under which it will have available from the Custodian of the Trust or the Trust any required information for each dividend and other distribution. After deducting any amount required to be withheld by any applicable laws, the T/A shall, as agent for each shareholder who so requests, invest the dividends and other distributions in full and fractional shares in accordance with the Trust's then current prospectus and statement of additional information. If an investor has elected to receive dividends or other distributions in cash, then the T/A shall prepare checks for approval and verification by the Trust and signature by an authorized officer or employee of the T/A in the appropriate amount and shall mail them to the shareholders of record at their address of record or to such other address as the shareholder may have designated. The T/A shall, on or before the mailing date of such checks, notify the Trust and the Custodian of the estimated amount of cash required to pay such dividend or distribution, and the Trust shall instruct the Custodian to make available sufficient funds therefore in the appropriate account of the Trust. The T/A shall mail to the shareholders periodic statements, as requested by the Trust, showing the number of full and fractional shares and the net asset value per share of shares so credited.

                  When requested by the Trust, the T/A shall assist the Trust
(i) with any withholding procedures, shareholder reports and payments, and (ii) in the preparation and filing with the Internal Revenue Service, and when required, with the addressing and mailing to shareholders, of such returns and information relating to dividends and distributions paid by the Trust as are required to be so prepared, filed and mailed by applicable laws.

         13.      UNCLAIMED DIVIDENDS AND UNCLAIMED REDEMPTION PROCEEDS.
                  -----------------------------------------------------

                  The T/A shall, at least annually, furnish in writing to the Trust the names and addresses, as shown in the shareholder accounts maintained pursuant to Paragraph 8, of all investors for which there are, as of the end of the calendar year, dividends, distributions or redemptions proceeds for which checks or share certificates mailed in payment of distributions have been returned. The T/A shall use its best efforts to contact the shareholders affected and to follow any other written instructions received from the Trust concerning the disposition of any such unclaimed dividends, distributions or redemption proceeds.

         14.      REDEMPTIONS AND EXCHANGES.
                  -------------------------

                  A. The T/A shall process, in accordance with the Trust's then current prospectus and statement of additional information, each order for the redemption of shares accepted by the T/A. Upon its approval of such redemption transactions, the T/A, if requested by the Trust, shall mail to the investor and/or dealer of record a confirmation showing trade date, number of full and fractional shares redeemed, the price per share and the total redemption proceeds. For such redemption, the T/A shall either: (a) prepare checks in the appropriate amounts for approval and verification by the Trust and signature by an authorized officer or employee of the T/A and mail the checks to the appropriate person, or (b) in the event redemption proceeds are to be wired through the Federal Reserve Wire system or by bank wire, cause such proceeds to be wired in federal funds to the commercial bank account designated by the investor, or (c) effectuate such other redemption procedures which are authorized by the Trust's Board of Trustees or its then current prospectus and statement of additional information. The requirements as to instruments of transfer and other documentation, the applicable redemption price and the time of payment shall be as provided in the then current prospectus and statement of additional information, subject to such supplemental instructions as may be furnished by the Trust and accepted by the T/A. If the T/A or the Trust determines that a request for redemption does not comply with the requirements for redemptions, the T/A shall promptly notify the investor and/or dealer of record indicating the reason therefor.

                  B. If shares of the Trust are eligible for exchange with shares of any other investment company, the T/A, in accordance with the then current prospectus and statement of additional information and exchange rules of the Trust and such other investment company, or such other investment company's transfer agent, shall review and approve all exchange requests and shall, on behalf of the Trust's shareholders, process such approved exchange requests.

                  C. The T/A shall notify the Custodian, the Underwriter and the Trust on each business day of the amount of cash required to meet payments made pursuant to the provisions of this Paragraph 14, and, on the basis of such notice, the Trust shall instruct the Custodian to make available from time to time sufficient funds therefor in the appropriate account of the Trust.

                  D. Procedures for effecting redemption orders accepted from investors or dealers of record by telephone or other methods shall be established by mutual agreement between the T/A and the Trust consistent with the then current prospectus and statement of additional information.

                  E. The authority of the T/A to perform its responsibilities under Paragraph 8, Paragraph 12 and this Paragraph 14 shall be suspended upon receipt of notification by it of the suspension of the determination of the Trust's net asset value.

         15.      AUTOMATIC WITHDRAWAL PLANS.
                  --------------------------

                  The T/A will process automatic withdrawal orders pursuant to the provisions of the withdrawal plans duly executed by shareholders and the current prospectus and statement of additional information of the Trust. Payments upon such withdrawal order shall be made by the T/A from the appropriate account maintained by the Trust with the Custodian approximately the last business day of each month in which a payment has been requested, and the T/A will withdraw from a shareholder's account and present for repurchase or redemption as many shares as shall be sufficient to make such withdrawal payment pursuant to the provisions of the shareholder's withdrawal plan and the current prospectus and statement of additional information of the Trust. From time to time on new automatic withdrawal plans a check for payment date already past may be issued upon request by the shareholder.

         16.      LETTERS OF INTENT.
                  -----------------

                  The T/A will process such letters of intent for investing in shares of the Trust as are provided for in the Trust's current prospectus and statement of additional information. The T/A will make appropriate deposits to the account of the Underwriter for the adjustment of sales charges as therein provided and will currently report the same to the Underwriter.

         17.      WIRE-ORDER PURCHASES.
                  --------------------

                  The T/A will send written confirmations to the dealers of record containing all details of the wire-order purchases placed by each such dealer by close of business on the business day following receipt of such orders by the T/A or the Underwriter, with copies to the Underwriter. Upon receipt of any check drawn or endorsed to the Trust (or the T/A, as agent) or otherwise identified as being payment of an outstanding wire-order, the T/A will stamp said check with the date of its receipt and deposit the amount represented by such check to the T/A's deposit accounts maintained with the Custodian. The T/A will compute the respective portions of such deposit which represent the sales charge and the net asset value of the shares so purchased, will cause the Custodian to transfer federal funds in an amount equal to the net asset value of the shares so purchased to the Trust's account at the Custodian, and will notify the Trust and the Underwriter before noon of each business day of the total amount deposited in the Trust's deposit accounts, and in the event that payment for a purchase order is not received by the T/A or the Custodian on the tenth business day following receipt of the order, prepare an NASD "notice of failure of dealer to make payment" and forward such notification to the Underwriter.

         18.      OTHER PLANS.
                  -----------

                  The T/A will process such accumulation plans, group programs and other plans or programs for investing in shares of the Trust as are now provided for in the Trust's current prospectus and statement of additional information and will act as plan agent for shareholders pursuant to the terms of such plans and programs duly executed by such shareholder.

         19.      BOOKS AND RECORDS.
                  -----------------

                  The T/A shall maintain records for each investor's account showing the following:

                  A.       Names, addresses and tax identifying numbers;

                  B.       Name of the dealer of record;

                  C.       Number of shares held of each series, if applicable;

                  D. Historical information regarding the account of each shareholder, including dividends and distributions distributed in cash or invested in shares;

                  E. Information with respect to the source of all dividends and distributions allocated among income, realized short-term gains and realized long-term gains;

                  G. Information with respect to withholdings on foreign accounts;

                  H. Any instructions from a shareholder including all forms furnished by the Trust and executed by a shareholder with respect to (i) dividend or distribution elections and (ii) elections with respect to payment options in connection with the redemption of shares;

                  I. Any dividend address and correspondence relating to the current maintenance of a Shareholder's account;

                  J. Certificate numbers and denominations for any shareholder holding certificates;

                  K. Any information required in order for the T/A to perform the calculations contemplated Under this Agreement;

                  L. The date and number of shares of the Trust purchased, the date and number of shares of the Trust held, the date and number of shares reinvested as dividends and the date and number of shares redeemed.

                  All of the records prepared and maintained by the T/A pursuant to this Paragraph 19 will be the property of the Trust. In the event this Agreement is terminated, all records shall be delivered to the Trust or to any person designated by the Trust at the Trust's expense, and the T/A shall be relieved of responsibility for the preparation and maintenance of any such records delivered to the Trust or any such person.

         20.      TAX RETURNS AND REPORTS.
                  -----------------------

                  The T/A will prepare, file with the Internal Revenue Service and, if required, mail to shareholders such returns for reporting dividends and distributions paid by the Trust as are required to be so prepared, filed and mailed by applicable laws, rules and regulations; and the T/A will withhold such sums as are required to be withheld under applicable federal and state tax law, rules and regulations.

         21.      OTHER INFORMATION TO THE TRUST.
                  ------------------------------

                  Subject to such instructions, verification and approval of the Custodian and the Trust as shall be required by any agreement or applicable law, the T/A will also maintain such records as shall be necessary to furnish to the Trust the following: annual shareholder meeting lists, proxy lists and mailing materials, shareholder reports and confirmations, checks for disbursing redemption proceeds, dividends and other distributions or expense disbursements, portfolio printouts and general ledger printouts.

         22.      FORM N-SAR.
                  ----------

                  The T/A shall maintain such records within its control and as shall be requested by the Trust to assist the Trust in fulfilling the requirements of Form N-SAR.

         23.      COOPERATION WITH ACCOUNTANTS.
                  ----------------------------

                  The T/A shall cooperate with the Trust's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Trust.

         24.      SHAREHOLDER SERVICE AND CORRESPONDENCE.
                  --------------------------------------

                  The T/A will provide and maintain adequate personnel, records and equipment to receive and answer all shareholder and dealer inquiries relating to account status, share purchases, redemptions and exchanges and other investment plans available to Trust shareholders.

                  The T/A will answer written correspondence from shareholders relating to their share accounts and such other written or oral inquiries as may from time to time be mutually agreed upon, and the T/A will notify the Trust of any correspondence or inquiries which may require an answer from the Trust.

         25.      PROXIES.
                  -------

                  The T/A shall assist the Trust in the mailing of proxy cards and other material in connection with shareholder meetings of the Trust, and shall, if requested by the Trust, receive, examine and tabulate returned proxies and provide at least one inspector of election to attend and participate as required by law in shareholder meetings of the Trust.

         26.      FEES AND CHARGES.
                  ----------------

                  For performing its services under this Agreement, the Trust shall pay the T/A a fee in accordance with the schedule attached hereto as Schedule A and shall promptly reimburse the T/A for any out of pocket expenses and advances which are to be paid by the Trust in accordance with Paragraph 27(b).

         27.      EXPENSES.
                  --------

                  The expenses connected with the performance of this Agreement shall be allocated between the Trust and the T/A as follows:


                  (a) The T/A shall furnish, at its expense and without cost to the Trust (i) the services of its personnel to the extent that such services are required to carry out its obligations under this Agreement and (ii) use of data processing equipment.

                  (b) All costs and expenses not expressly assumed by the T/A under Paragraph 27(a) of this Agreement shall be paid by the Trust, including, but not limited to costs and expenses for postage, envelopes, checks, drafts, continuous forms, reports, communications, statements and other materials, telephone, telegraph and remote transmission lines, use of outside mailing firms, necessary outside record storage, media for storage or records (e.g., microfilm, microfiche, computer tapes), printing, confirmations and any other shareholder correspondence and any and all assessments, taxes or levies assessed on the T/A for services provided under this Agreement. Postage for mailings of dividends, proxies, reports and other mailings to all shareholders shall be advanced to the T/A three business days prior to the mailing date of such materials.

         28.      COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.
                  --------------------------------------------------

                  Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by the T/A, the Trust assumes full responsibility for the preparation, contents and distribution of each prospectus and statement of additional information of the Trust, for complying with all applicable requirements of the Investment Company Act of 1940 (the "Act"), the Securities Act of 1933, as amended, and any laws, rules and regulations of governmental authorities having jurisdiction.

         29.      CONFIDENTIALITY.
                  ---------------

                  The T/A agrees to treat all records and other information relative to the Trust and its prior, present or potential shareholders confidentially and the T/A on behalf of itself and its employees agrees to keep confidential all such information, except (after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the T/A may be exposed to civil or criminal contempt proceedings for failure to comply) when requested to divulge such information by duly constituted authorities or when so requested by the Trust.

                      Nonpublic personal shareholder information shall remain the sole property of the Trust. Such information shall not be disclosed or used for any purpose except in connection with the performance of the duties and responsibilities described herein or as required or permitted by law. The provisions of this Section shall survive the termination of this Agreement. The parties agree to comply with any and all regulations promulgated by the SEC or other applicable laws regarding the confidentiality of shareholder information.

         30.      REFERENCES TO THE T/A.
                  ---------------------

                  The Trust shall not circulate any printed matter which contains any reference to the T/A without the prior written approval of the T/A, excepting solely such printed matter as merely identifies the T/A as Transfer Agent, Plan Agent, Dividend Disbursing Agent, Shareholder Service Agent and Accounting and Pricing Services Agent. The Trust will submit printed matter requiring approval to the T/A in draft form, allowing sufficient time for review by the T/A and its counsel prior to any deadline for printing.

         31.      EQUIPMENT FAILURES.
                  ------------------

                  In the event of equipment failures beyond the T/A's control, the T/A shall take all steps necessary to minimize service interruptions but shall have no liability with respect thereto. The T/A shall endeavor to enter into one or more agreements making provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

         32.      INDEMNIFICATION OF THE T/A.
                  --------------------------

                  (a) The T/A may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the Act or the rules thereunder, neither the T/A nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of the T/A under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of the T/A under this Agreement.

                  (b) Any person, even though also a director, officer, employee, shareholder or agent of the T/A, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with the T/A's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of the T/A, even though paid by it.

                  (c) Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless the T/A, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which the T/A may sustain or incur or which may be asserted against the T/A by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by the T/A in good faith in reliance upon any certificate, instrument, order or share certificate believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or its own counsel; or (ii) any action taken or omitted to be taken by the T/A in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of the T/A or its directors, officers, employees, shareholders or agents in cases of its or their own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

         33.      FURTHER ACTIONS.
                  ---------------

                  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         34.      TERMINATION.
                  -----------

                  (a) The provisions of this Agreement shall be effective upon its execution, shall continue in force from year to year thereafter, but only so long as such continuance is approved (1) by the T/A, (2) by vote, cast in person at a meeting called for the purpose, of a majority of the Trust's trustees who are not parties to this Agreement or interested persons (as defined in the Act) of any such party, and (3) by vote of a majority of the Trust's Board of Trustees or a majority of the Trust's outstanding voting securities.

                  (b) Either party may terminate this Agreement on any date by giving the other party at least sixty (60) days prior written notice of such termination specifying the date fixed therefor.

                  (c) Upon termination of this Agreement, the Trust shall pay to the T/A such compensation as may be due as of the date of such termination, and shall likewise reimburse the T/A for any out-of-pocket expenses and disbursements reasonably incurred by the T/A to such date, and for the T/A's costs, expenses and disbursements reasonably incurred by the T/A to such date, and for the T/A's costs, expenses and disbursements as contemplated by this Agreement.

                  (d) In the event that in connection with termination of this Agreement a successor to any of the T/A's duties or responsibilities under this Agreement is designated by the Trust by written notice to the T/A, the T/A shall, promptly upon such termination and at the expense of the Trust, transfer to such successor a certified list of the shareholders of the Trust (with name, address and tax identification or Social Security number), a record of the accounts of such shareholders and the status thereof, and all other relevant books, records and other data established or maintained by the T/A under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from the T/A's cognizant personnel in the establishment of books, records and other data by such successor.

         35.      SERVICES FOR OTHERS.
                  -------------------

                  Nothing in this Agreement shall prevent the T/A or any affiliated person (as defined in the Act) of the T/A from providing services for any other person, firm or corporation (including other investment companies); provided, however, that the T/A expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

         36.      MISCELLANEOUS.
                  -------------

                  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         37.      LIMITATION OF LIABILITY.
                  -----------------------

                  The term "Touchstone Investment Trust" means and refers to the trustees from time to time serving under the Trust's Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

         38.      SEVERABILITY.
                  ------------

                  In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

         39.      QUESTIONS OF INTERPRETATION.
                  ---------------------------

                  (a) This Agreement shall be governed by the laws of the State of Ohio.

                  (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the state courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         40.      NOTICES.
                  -------

                  Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and of the T/A for this purpose shall be 221 East Fourth Street, Cincinnati, Ohio 45202.

         41.      BINDING EFFECT.
                  --------------

                  Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

         42.      COUNTERPARTS.
                  ------------

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         43.      FORCE MAJEURE.
                  -------------

                  If the T/A shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                   TOUCHSTONE INVESTMENT TRUST



                                   By /s/ Jill T. McGruder
                                      --------------------------------

                                   INTEGRATED FUND SERVICES, INC.



                                   By /s/ Scott A. Englehart
                                      ----------------------------------

                                                       Schedule A



                                  COMPENSATION

       Services                                                 Fee
       --------                                                 ---
As Transfer Agent and Shareholder
Servicing Agent:

Short Term Government Income Fund                  payable monthly at rate of $25 per account per year

Intermediate Term Government Income Fund           payable monthly at rate of $21 per account per year

Institutional Government Income Fund               payable monthly at rate of $25 per account per year

Bond Fund                                          payable monthly at rate of $21 per account per  year

Money Market Fund                                  payable monthly at rate of $25 per account per year

High Yield Fund                                    payable monthly at rate of $21 per account per year

Each Fund offering a single class of shares will be subject to a minimum charge of $1,000 per month. Each class of shares of a Fund offering multiple classes will be subject to a minimum charge per class of $1,000 per month.